Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Reports Third Quarter 2021 Results

CHRISTIANSTED, U.S. Virgin Islands, November 15, 2021 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the second quarter of 2021.

Third Quarter 2021 Highlights and Recent Developments

•Maintained liquidity to position the Company to have access to capital to consummate prospective business opportunities. Liquidity consists of $84.5 million in cash.
•Negotiated a settlement agreement on 18,200 shares of our Series A Convertible Preferred Stock (“Series A Shares”) with certain investors which resulted in a $16.1 million increase to equity on the balance sheet, and reduced the overall Series A Shares balance to $150 million.
•All remaining equity securities were divested during the quarter.
•The Company is no longer an “investment company” as defined under the Investment Company Act of 1940, as amended, and expects to principally remain invested in cash and government securities until it commences new businesses.
•Hired Kevin Sullivan to be the new General Counsel and Chief Compliance Officer of the Company.

Mr. Thomas K. McCarthy, Interim Chief Executive Officer, stated, “The Company’s attention and focus continues to be the evaluation and pursuit of certain business opportunities and acquisition targets in which to focus the Company’s resources and enhance shareholder value. The Company has liquidated its equity holdings and is now in an all-cash position in preparation of an acquisition event.

During the third quarter, the Company also engaged the services of both an investment bank, Cowen and Company, LLC, and the law firm, Norton Rose Fulbright, LLP, to assist us in identifying and reviewing potential acquisition and merger opportunities. While no final decision has been made, the Company is in discussions with several potential acquisition or merger targets including cryptocurrency and brokerage related businesses”.

Third Quarter 2021 Financial Results

AAMC’s net loss to common shareholders for the third quarter of 2021 was $(5.7) million compared to net income of $11.8 million for the same period in 2020. Due to a $16.1 million gain on settlement of preferred shares, which was recorded directly to equity, but is included in the numerator of our earnings per share calculations, diluted earnings per share was $4.76 for the quarter, compared to $7.20 for the same period in 2020.

AAMC's net income to common shareholders for the nine months ended September 30, 2021 was $2.4 million compared to net income of $0.1 million for the same period in 2020. Due to a $88.0 million gain on settlement of preferred shares in 2021, which was recorded directly to equity, but is included in the numerator for our earnings per share calculations; diluted earnings per share was $41.94 for the nine months ended September 30, 2021, compared with $0.07 for the same period in 2020.

About AAMC

AAMC has historically been an asset management company that provides portfolio management and corporate governance services to investment vehicles but given the sale and discontinuance of certain operations the Company is in the process of repositioning itself. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement new businesses or, to the extent such businesses are developed, our ability to make them successful or sustain the performance of any such businesses; developments in the litigation regarding our redemption obligations under the Certificate of Designations of our Series A Convertible Preferred Stock; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Expenses:
Salaries and employee benefits	$878	$1,668	$4,078	$8,081
Legal and professional fees	3,725	1,455	8,265	4,681
General and administrative	585	559	1,949	1,709
Total expenses	5,188	3,682	14,292	14,471

Other income (loss):
Change in fair value of Front Yard common stock	—	65	146	(5,848)
Dividend income on Front Yard common stock	—	—	—	244
Change in fair value of equity securities	(3,310)	—	—	—
Dividend income	20	—	3,061	—
Gain on sale of equity securities	6,360	—	8,347	—
Interest expense	—	—	(60)	—
Other income	8	5	147	29
Total other income (loss)	(1,295)	70	11,641	(5,575)

Net income (loss) from continuing operations before income taxes	(6,483)	(3,612)	(2,651)	(20,046)
Income tax (benefit) expense	(786)	(523)	1,175	(1,091)
Net income (loss) from continuing operations	(5,697)	(3,089)	(3,826)	(18,955)

Discontinued operations:
Income from operations related to Front Yard, net of tax	—	14,843	—	19,117
Gain on disposal of operations related to Front Yard	—	—	7,485	—
Income tax expense related to disposal	—	—	1,272	—
Net gain on discontinued operations	—	14,843	6,213	19,117

Net income (loss)	(5,697)	11,754	2,387	162
Amortization of preferred stock issuance costs	—	—	—	(42)
Net income (loss) attributable to common stockholders	$(5,697)	$11,754	$2,387	$120

Continuing operations earnings per share
Net income (loss) from continuing operations	$(5,697)	(3,089)	(3,826)	(18,955)
Reverse amortization of preferred stock issuance costs	—	—	—	42
Gain on preferred stock transaction	16,101	—	87,984	—
Numerator for earnings per share from continuing operations	$10,404	$(3,089)	$84,158	$(18,913)

Discontinued operations earnings per share
Net income from discontinued operations	$—	$14,843	$6,213	$19,117

Earnings (loss) per share of common stock – basic:
Continuing operations – basic	$5.06	$(1.89)	$42.41	$(11.69)
Discontinued operations – basic	—	9.09	3.13	11.76
Earnings (loss) per basic common share	$5.06	$7.20	$45.54	$0.07
Weighted average common stock outstanding – basic	2,055,561	1,632,117	1,984,294	1,625,727

Earnings (loss) per share of common stock – diluted:
Continuing operations – diluted	$4.76	$(1.89)	$39.06	$(11.69)
Discontinued operations – diluted	—	9.09	2.88	11.76
Earnings (loss) per diluted common share	$4.76	$7.20	$41.94	$0.07
Weighted average common stock outstanding – diluted	2,187,585	1,632,117	2,154,597	1,625,727

Altisource Asset Management Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
	(unaudited)
Current assets:
Cash and cash equivalents	$84,544	$41,623
Equity securities, at fair value	—	—
Front Yard common stock, at fair value	—	47,355
Receivable from Front Yard	—	3,414
Prepaid expenses and other assets	2,883	3,328
Current assets held for sale	—	894
Total current assets	87,427	96,614

Non-current assets:
Right-of-use lease assets	860	656
Other non-current assets	476	503
Non-current assets held for sale	—	1,979
Total non-current assets	1,336	3,138
Total assets	$88,763	$99,752

Current liabilities:
Accrued salaries and employee benefits	$467	$2,539
Accounts payable and accrued liabilities	2,879	9,152
Short-term lease liabilities	133	75
Current liabilities held for sale	—	1,338
Total current liabilities	3,479	13,104

Non-current liabilities:
Long-term lease liabilities	757	600
Other non-current liabilities	2,697	1,027
Non-current liabilities held for sale	—	1,599
Total non-current liabilities	3,454	3,226
Total liabilities	6,933	16,330

Commitments and contingencies:	—	—

Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 and 250,000 shares issued as September 30, 2021 and December 31, 2020, respectively. 150,000 shares outstanding and $150,000 redemption value as of September 30, 2021 and 250,000 shares outstanding and $250,000 redemption value as of December 31, 2020.	150,000	250,000

Stockholders' deficit:
Common stock, $0.01 par value, 5,000,000 authorized shares; 3,416,541 and 2,055,561 shares issued and outstanding, respectively, as of September 30, 2021 and 2,966,207 and 1,650,212 shares issued and outstanding, respectively, as of December 31, 2020	34	30
Additional paid-in capital	143,490	46,574
Retained earnings	65,841	63,426
Accumulated other comprehensive loss	54	(65)
Treasury stock, at cost, 1,360,980 shares as of September 30, 2021 and 1,315,995 shares as of December 31, 2020	(277,589)	(276,543)
Total stockholders' deficit	(68,170)	(166,578)
Total liabilities and equity	$88,763	$99,752